Exhibit 99

FOR IMMEDIATE RELEASE

Media Contact:	Brian Dolezal, TateAustin for Grande
(512) 344-2035 or 619-6742
bdolezal@tateaustin.com

GRANDE COMMUNICATIONS® TO PRESENT AT BEAR STEARNS’

14TH ANNUAL GLOBAL CREDIT CONFERENCE MAY 17, 2005

SAN MARCOS, Texas – May 13, 2005 – Grande Communications Holdings, Inc. today announced it will deliver its company presentation at the Bear Stearns’ 14th Annual Global Credit Conference in New York on Tuesday, May 17, 2005 at 3:30 p.m. EDT (2:30 p.m. CDT). The presentation will highlight Grande’s business and performance plans for the future.

About Grande Communications (www.grandecom.com)

Headquartered in San Marcos, Grande Communications® is building a deep-fiber broadband network to homes and businesses from the ground up. Grande delivers high-speed Internet, local and long-distance telephone, digital cable and wireless home security services over its own advanced network to communities in Texas. Grande’s bundled service area includes portions of Austin, Corpus Christi, suburban northwest Dallas, Midland, Odessa, San Antonio, San Marcos and Waco. Grande also leverages its telephony and data infrastructure by serving enterprises and communications carriers nationwide with broadband transport services and network services.

This press release may contain forward-looking statements relating to our operations that are based on our current expectations, estimates and projections. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results may differ from the forward-looking statements for many reasons.

# # #